                                                                     EXHIBIT 2.2



                              SHAREHOLDER AGREEMENT


         THIS SHAREHOLDER AGREEMENT (this "Agreement") is made and entered into as of the 21st day of December, 1999, among INFOCURE CORPORATION, a Delaware corporation ("Parent") and THE UNDERSIGNED SHAREHOLDER AND/OR OPTION HOLDER (the "Shareholder") of MEDICAL DYNAMICS, INC., a Colorado corporation (the "Company").

                                    RECITALS:

         A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all or substantially all of the outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as set forth in the Merger Agreement;

         B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

         C. In consideration of the execution of the Merger Agreement by Parent, Shareholder agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Shareholder has voting power so as to facilitate consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

                  A.       "Expiration Date" shall mean the earlier to occur of
(i) such date and time as the Merger Agreement shall have been terminated pursuant to Section 8. thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

                  B. "Person" shall mean any (i) individual; (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

                  C. "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Shareholder as of the date of this Agreement and (ii) all
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additional securities of the Company (including all additional shares of Company
Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires ownership during the period from the date of this Agreement throughout the Expiration Date.

                  D. Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrances of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2.       Transfer of Shares.

                  A. Transferee of Shares to be Bound by This Agreement. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless prior to any such Transfer the Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (with such modifications as Parent may reasonably request) and (ii) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

                  B. Transfer of Voting Rights. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

         3. Agreement to Vote Shares. At every meeting of the shareholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, Shareholder shall cause the Shares to be voted (i) in favor of approval of the Merger Agreement and the Merger; (ii) in favor of any matter that could reasonably be expected to facilitate the Merger and (iii) in such manner as Parent may direct with respect to all other proposals submitted to the shareholders of the Company which, directly or indirectly, in any way relates to the Merger; provided, however, that clauses (ii) and (iii) of this Section 3. shall not be construed to require any action that would contravene Paragraph 47(c) of Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

         4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

         5.       Representations and Warranties of the Shareholder.
Shareholder (i) is the beneficial owner of the shares of Common Stock of the Company, Preferred Stock of the Company and the options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of Common Stock of the Company and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         6. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

         7. Consent and Waiver. Shareholder (not in his capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

         8. No Solicitation. Until the Merger is consummated or the Merger Agreement is terminated, Shareholder shall not, nor shall Shareholder permit any investment banker, attorney or other advisor or representative of Shareholder to, directly or indirectly, take any action prohibited by Section 5.1. of the Merger Agreement.

         9. Legending of Shares. If so requested by Parent, Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2. hereof, Shareholder agrees that Shareholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

         10. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         11.      Miscellaneous.

                  A. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  B. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                  C. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.


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

                  D. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

                  E. Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                    If to Parent:        InfoCure Corporation
                                         1765 The Exchange
                                         Suite 450
                                         Atlanta, Georgia 30339
                                         Attention: Richard E. Perlman
                                         Telecopier No.: (770) 857-1300

                    With a copy to:      Morris, Manning & Martin, L.L.P.
                                         1600 Atlanta Financial Center
                                         3343 Peachtree Road, N.E.
                                         Atlanta, Georgia 30326
                                         Attention: Richard L. Haury, Jr., Esq.
                                         Telecopier No.: (404) 365-9532

                    If to Shareholder:   To the address for notice set
                                         forth on the signature page
                                         hereof.

                  F. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

                  G. Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  H. Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  I. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.



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

                  J. Documents Delivered. Shareholder acknowledges receipt of copies of the following documents: (i) the Merger Agreement and all Exhibits and Schedules thereto and (ii) the Parent SEC reports referenced in
Section 4.5. of the Merger Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

PARENT:                                              SHAREHOLDER:


InfoCure Corporation



By:                                                  By:
   ------------------------------------------           ----------------------------------------
   Signature of Authorized Signatory                    Signature


Name:                                                Name: Edwin L. Adair, M.D.
     ----------------------------------------             --------------------------------------
Title:                                               Title:
      ---------------------------------------              -------------------------------------


                                                     -------------------------------------------

                                                     -------------------------------------------
                                                     Print Address


                                                     -------------------------------------------
                                                     Telephone


                                                     -------------------------------------------
                                                     Telecopier No.


                                                     Shares beneficially owned:

                                                     _________ shares of Company Common Stock

                                                     _________ shares of Company Common Stock
                                                     issuable upon exercise of outstanding
                                                     options or warrants




                                                     SHAREHOLDER:


                                                     By:
                                                        ----------------------------------------
                                                        Signature


                                                     Name: Pat Horsley Adair
                                                          --------------------------------------
                                                     Title:
                                                           -------------------------------------


                                                     -------------------------------------------

                                                     -------------------------------------------
                                                     Print Address


                                                     -------------------------------------------
                                                     Telephone


                                                     -------------------------------------------
                                                     Telecopier No.


                                                     Shares beneficially owned:

                                                     _________ shares of Company Common Stock

                                                     _________ shares of Company Common Stock
                                                     issuable upon exercise of outstanding
                                                     options or warrants




                                                     SHAREHOLDER:


                                                     By:
                                                        ----------------------------------------
                                                        Signature


                                                     Name: Daniel L. Richmond
                                                          --------------------------------------
                                                     Title:
                                                           -------------------------------------


                                                     -------------------------------------------

                                                     -------------------------------------------
                                                     Print Address


                                                     -------------------------------------------
                                                     Telephone


                                                     -------------------------------------------
                                                     Telecopier No.


                                                     Shares beneficially owned:

                                                     _________ shares of Company Common Stock

                                                     _________ shares of Company Common Stock
                                                     issuable upon exercise of outstanding
                                                     options or warrants




                                                     SHAREHOLDER:


                                                     By:
                                                        ----------------------------------------
                                                        Signature


                                                     Name: Chae U. Kim
                                                          --------------------------------------
                                                     Title:
                                                           -------------------------------------


                                                     -------------------------------------------

                                                     -------------------------------------------
                                                     Print Address


                                                     -------------------------------------------
                                                     Telephone


                                                     -------------------------------------------
                                                     Telecopier No.


                                                     Shares beneficially owned:

                                                     _________ shares of Company Common Stock

                                                     _________ shares of Company Common Stock
                                                     issuable upon exercise of outstanding
                                                     options or warrants




                                                     SHAREHOLDER:


                                                     By:
                                                        ----------------------------------------
                                                        Signature


                                                     Name: Van A. Horsley
                                                          --------------------------------------
                                                     Title:
                                                           -------------------------------------


                                                     -------------------------------------------

                                                     -------------------------------------------
                                                     Print Address


                                                     -------------------------------------------
                                                     Telephone


                                                     -------------------------------------------
                                                     Telecopier No.


                                                     Shares beneficially owned:

                                                     _________ shares of Company Common Stock

                                                     _________ shares of Company Common Stock
                                                     issuable upon exercise of outstanding
                                                     options or warrants

                                    EXHIBIT A

                                Irrevocable Proxy


         The undersigned shareholder of Medical Dynamics, Inc., a Colorado corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of InfoCure Corporation, a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Shareholder Agreement of even date herewith by and among Parent and the undersigned Shareholder (the "Shareholder Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), among Parent, CADI Acquisition Corporation, a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier of
(i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Section 8. thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting (i) in favor of approval of the Merger Agreement and the Merger; (ii) in favor of any matter that could reasonably be expected to facilitate the Merger and (iii) in such manner as Parent may direct with respect to other proposals submitted to the shareholders of Company which, directly or indirectly, in any way relate to the Merger; provided, however, that clauses (ii) and (iii) hereof shall not be construed to require any action that would contravene Paragraph 47(c) of Opinion 16 of the Accounting Principles Board and applicable Securities Exchange Commission rules and regulations.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:  December ___, 1999


                       Signature of Shareholder:
                                                -------------------------------

                       Print Name of Shareholder:
                                                 ------------------------------

                       Shares beneficially owned:


                                    _____ shares of the Company Common Stock

                                    _____ shares of the Company Common Stock issuable upon exercise of outstanding options or warrants



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